                                                                    EXHIBIT 99.1














                             ENCORE SOFTWARE, INC.
                             (Debtor-in-Possession)

                              Financial Statements

                        December 31, 1999, 2000, and 2001

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Encore Software, Inc.:


We have audited the accompanying balance sheets of Encore Software, Inc. (Debtor-in-Possession) as of December 31, 2000 and 2001 and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Encore Software, Inc. (Debtor-in-Possession) as of December 31, 2000 and 2001, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company's significant loss from operations in fiscal 2001 and its working capital and stockholders' deficiencies at December 31, 2001, and subsequent bankruptcy filing raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in note 10, the accompanying 2000 financial statements have been restated.





November 14, 2002

                              ENCORE SOFTWARE, INC.
                             (Debtor-in-Possession)
                                 Balance Sheets
                           December 31, 2000 and 2001


                                    ASSETS                                             2000                  2001
                                                                                   -----------           ------------
                                                                                    RESTATED
                                                                                    (NOTE 10)
Current assets:
  Cash                                                                            $      6,006                   --
  Trade accounts receivable, less allowances
     of $2,099,254 in 2000 and $6,908,485 in 2001                                    7,219,266              7,782,867
  Inventories                                                                        3,552,083              2,420,062
  Prepaid royalties                                                                    619,809                196,320
  Software development costs, net                                                    1,082,506                590,648
  Prepaid expenses                                                                     726,397                429,996
                                                                                   -----------           ------------
             Total current assets                                                   13,206,067             11,419,893
Property and equipment, net                                                            968,154              1,399,284
Intangible asset, net                                                                  471,643                 40,106
Other assets                                                                           110,314                107,911
                                                                                   -----------           ------------
                                                                                  $ 14,756,178             12,967,194
                                                                                   ===========           ============
                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current portion of capital lease obligations                                    $      4,822                195,291
  Bank line of credit                                                                1,884,207              8,154,519
  Accounts payable and accrued expenses                                              3,480,422              5,963,084
  Royalties payable                                                                  1,491,325              2,165,556
                                                                                   -----------           ------------
             Total current liabilities                                               6,860,776             16,478,450
                                                                                   -----------           ------------
Stock appreciation rights plan obligation                                              257,509                254,757
Capital lease obligations, excluding current portion                                    13,362                379,470
Redeemable convertible preferred stock, $0.01 par value. Authorized
  75,000 shares; issued and outstanding 75,000 shares in 2000
  and 2001, stated at liquidation value, net of issuance costs                       7,181,543              8,769,112
Stockholders' equity (deficit):
  Common stock Class A, $0.01 par value. Authorized 15,000,000 shares; issued and outstanding 2,715,900 shares in 2000
     and 2,735,900 shares in 2001                                                       27,159                 27,359
  Additional paid-in capital                                                           815,302                852,502
  Unearned compensation                                                               (494,673)              (260,446)
  Retained earnings (deficit)                                                           95,200            (13,534,010)
                                                                                   -----------           ------------
             Total stockholders' equity (deficit)                                      442,988            (12,914,595)
Commitments and contingencies (note 5)
                                                                                   -----------           ------------
                                                                                  $ 14,756,178             12,967,194
                                                                                   ===========           ============



See accompanying notes to the financial statements

                              ENCORE SOFTWARE, INC.
                             (Debtor-in-Possession)
                            Statements of Operations
                  Years ended December 31, 1999, 2000, and 2001


                                                                                     1999                2000               2001
                                                                                 ------------         ----------         ----------
                                                                                                        RESTATED
                                                                                                       (NOTE 10)

Net product sales                                                                $ 22,520,103         32,823,641         32,047,658
Cost of product sales                                                              10,140,452         16,684,541         22,390,281
                                                                                 ------------         ----------         ----------
        Gross profit                                                               12,379,651         16,139,100          9,657,377
Selling, general, and administrative expenses                                      10,663,729         16,040,329         21,181,245
                                                                                 ------------         ----------         ----------
        Operating income (loss)                                                     1,715,922             98,771        (11,523,868)
Other income (expense):
     Gain on fire insurance settlement                                                   --              301,996               --
     Other                                                                             24,050               --              (45,680)
     Interest expense                                                                (158,021)          (276,126)          (389,980)
                                                                                 ------------         ----------         ----------
        Income (loss) before income taxes                                           1,581,951            124,641        (11,959,528)
Income tax expense                                                                     27,999             33,662               --
                                                                                 ------------         ----------         ----------
        Net income (loss)                                                           1,553,952             90,979        (11,959,528)
Accretion on redeemable preferred stock                                                  --             (269,421)        (1,617,682)
                                                                                 ------------         ----------         ----------
        Net income (loss) attributable to common stockholders                    $  1,553,952           (178,442)       (13,577,210)
                                                                                 ============         ==========         ==========


See accompanying notes to the financial statements.

                              ENCORE SOFTWARE, INC.
                             (Debtor-in-Possession)
                  Statements of Stockholders' Equity (Deficit)
                  Years ended December 31, 1999, 2000, and 2001



                                                                                                        RETAINED
                                                    COMMON STOCK            ADDITIONAL                  EARNINGS          NET
                                               -----------------------       PAID-IN      UNEARNED    (ACCUMULATED   STOCKHOLDERS'
                                                SHARES        AMOUNT         CAPITAL    COMPENSATION    DEFICIT)    EQUITY (DEFICIT)
                                               ---------   -----------    -----------   ------------- -----------   ----------------
Balance, December 31, 1998                    2,633,800   $    26,338        23,812          --        3,033,550      3,083,700
Exercise of stock options                        28,000           280          --            --             --              280
Net income                                         --            --            --            --        1,553,952      1,553,952
Distribution to stockholders                       --            --            --            --       (1,798,338)    (1,798,338)
                                              ---------   -----------    -----------     --------    -----------    -----------
Balance, December 31, 1999                    2,661,800        26,618        23,812          --        2,789,164      2,839,594
Exercise of stock options                        54,100           541          --            --             --              541
Stock-based compensation
     to employees                                  --            --         791,490      (494,673)          --          296,817
Net income, as restated                            --            --            --            --           90,979         90,979
Accretion on redeemable
     convertible preferred stock                   --            --            --            --         (269,421)      (269,421)
Distribution to stockholders                       --            --            --            --       (2,515,522)    (2,515,522)
                                              ---------   -----------    -----------     --------    -----------    -----------
Balance, December 31, 2000, as restated       2,715,900        27,159       815,302      (494,673)        95,200        442,988
Exercise of stock options                        20,000           200        37,200          --             --           37,400
Stock-based compensation
     to employees                                  --            --            --         234,227           --          234,227
Accretion on redeemable
     convertible preferred stock                   --            --            --            --       (1,617,682)    (1,617,682)
Net loss                                           --            --            --            --      (11,959,528)   (11,959,528)
Distribution to stockholders                       --            --            --            --          (52,000)       (52,000)
                                              ---------   -----------    -----------     --------    -----------    -----------
Balance, December 31, 2001                    2,735,900   $    27,359       852,502      (260,446)   (13,534,010)   (12,914,595)
                                              ---------   -----------    -----------     --------    -----------    -----------





See accompanying notes to the financial statements.

                              ENCORE SOFTWARE, INC.
                             (Debtor-in-Possession)
                            Statements of Cash Flows
                  Years ended December 31, 1999, 2000, and 2001



                                                                                              1999            2000          2001
                                                                                            ---------     ----------      ---------
                                                                                                            RESTATED
                                                                                                            (NOTE 10)
Cash flows from operating activities:
  Net income (loss)                                                                       $ 1,553,952         90,979    (11,959,528)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
        Depreciation and amortization                                                         208,826        212,949      1,764,456
        Impairment charges                                                                       --             --        1,707,898
        Gain on fire insurance settlement                                                        --         (301,996)          --
        Increase in accounts receivable allowances                                             74,007      1,380,855      4,809,231
        Stock-based compensation                                                                 --          296,817        234,227
        Changes in operating assets and liabilities:
           Trade accounts receivable                                                         (599,322)    (4,227,487)    (5,372,832)
           Inventories                                                                       (507,715)    (1,405,772)     1,132,021
           Software development and prepaid royalties                                        (569,908)    (1,043,946)    (1,760,057)
           Prepaid expenses                                                                  (338,827)      (369,221)       296,401
           Other assets                                                                       (46,250)       (47,608)         2,403
           Accounts payable and accrued expenses                                              513,105      2,138,737      2,520,062
           Royalties payable                                                                  (75,406)       684,622        674,231
           Stock appreciation rights obligation                                               189,793       (113,479)        (2,752)
                                                                                            ---------     ----------      ---------
              Net cash provided by (used in) operating activities                             402,255     (2,704,550)    (5,954,239)
                                                                                            ---------     ----------      ---------
Cash flows from investing activities:
  Purchase of property and equipment                                                         (252,579)      (347,020)      (231,976)
  Purchase of intangibles                                                                    (596,417)       (59,798)          --
                                                                                            ---------     ----------      ---------
               Net cash used in investing activities                                         (848,996)      (406,818)      (231,976)
                                                                                            ---------     ----------      ---------
Cash flows from financing activities:
  Net borrowings (repayments) under bank line of credit                                     1,900,000     (1,015,793)     6,270,312
  Proceeds from issuance of note payable to bank                                              376,028           --             --
  Repayments of note payable to bank                                                         (108,278)      (267,750)          --
  Repayments of capital lease obligation                                                      (17,303)        (4,382)        (7,990)
  Stockholder distributions                                                                (1,798,338)    (2,515,522)       (52,000)
  Proceeds from exercise of stock options                                                         280            541           --
  Cash received from sale of preferred stock                                                     --        7,500,000           --
  Issuance costs from sale of preferred stock                                                    --         (587,878)       (30,113)
                                                                                            ---------     ----------      ---------
              Net cash provided by financing activities                                       352,389      3,109,216      6,180,209
                                                                                            ---------     ----------      ---------
              Net decrease in cash                                                            (94,352)        (2,152)        (6,006)

Cash at beginning of year                                                                     102,510          8,158          6,006
                                                                                            ---------     ----------      ---------
Cash at end of year                                                                       $     8,158          6,006           --
                                                                                            =========     ==========      =========
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest                                                                              $    42,001        286,749           --
    Income taxes                                                                               77,967        230,000           --

Supplemental disclosure of noncash investing and financing activities:
  During 2001, the Company purchased property and equipment, financed through capital lease obligations, totaling $564,567.


See accompanying notes to the financial statements.

                              ENCORE SOFTWARE, INC.
                             (Debtor-in-Possession)
                         Notes to Financial Statements
                       December 31, 1999, 2000, and 2001



(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (A)    THE COMPANY

              Encore Software, Inc. (the Company), is a publisher and distributor of educational, entertainment and reference software for the Personal Computer (PC) platform which sells to the wholesale and retail markets. Effective October 31, 2000, Math.com, LLC, an entity wholly owned by certain stockholders of Encore Software, Inc., was merged with and into Encore Software, Inc. Math.com, LLC, was developing a website focused on building an online mathematics-focused community for teachers and students. This transaction was treated as a combination of entities under common control. Accordingly, the assets and liabilities of Math.com, LLC have been transferred to Encore Software, Inc. at historical cost. The accounts of Math.com, LLC are included in the accompanying financial statements since 1999 in a manner similar to a pooling of interests. All intercompany transactions and balances for the periods presented have been eliminated.

              In conjunction with the merger, the Company elected to change its tax status for federal and state income tax purposes. Accordingly, effective November 1, 2000, the Company changed from an S Corporation to a C Corporation for tax purposes. As a result, the Company terminated its ability to qualify as a nontaxable entity (note 6).

              GOING CONCERN AND COMPANY BANKRUPTCY

              The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred significant losses from operations in fiscal 2001 and has working capital and stockholders' deficiencies at December 31, 2001. In March 2002, the Company filed for a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California (Bankruptcy Court) and is operating as Debtor-in-Possession. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans include generating cash from operations and the sale of the Company's assets.

              If the Company were unable to obtain additional cash as described above, such inability would have an adverse effect on the financial position, results of operations, cash flows, and prospects of continuing as a going concern. The financial statements do not give effect to any adjustments that might be necessary if the Company were unable to meet its obligations or continue operations, and do not reflect any adjustments to assets or liabilities that may result from its bankruptcy filing. Effective August 1, 2002, upon approval by the Bankruptcy Court, the Company sold substantially all of its assets and transferred certain specified liabilities and obligations to Navarre Corporation. See note 11 - Subsequent Events.

       (B)    REVENUE RECOGNITION

              The Company distributes the majority of its products through several third-party distributors and directly to national and regional retailers. The distribution of these products is governed by distribution agreements, direct sale agreements or purchase orders, which generally provide for a product return privilege. The Company grants its customers sales incentives in the form of price protection on unsold customer inventory, advertising allowances, and volume based distribution fees.



                                       6                             (Continued)

                              ENCORE SOFTWARE, INC.
                             (Debtor-in-Possession)
                         Notes to Financial Statements
                       December 31, 1999, 2000, and 2001



              Revenue is recognized net of an allowance for sales returns and price protections. The Company records an allowance for returns and price protections as a reduction in gross product sales and for advertising and distributor fees as an operating expense. The allowances are estimated based primarily on historical experience, customer inventory levels and sales incentive programs.

              The Company recognizes revenue from product sales when the following are met: the selling price is fixed, the buyer is obligated to pay the Company, title of the product transfers to the buyer, the buyer has economic substance apart from the Company, the Company does not have further obligations to assist the buyer in the resale of the product, and the returns can be reasonably estimated.

       (C)    INVENTORIES

              Inventories consist primarily of product packaging material and finished goods and are stated at the lower-of-average cost or market.

       (D)    PROPERTY AND EQUIPMENT

              Property and equipment are carried at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed on the straight-line method based on the estimated useful lives of the assets, which range from five to seven years. Leasehold improvements are amortized on the straight-line method over the shorter of the lease term or the estimated useful life.

              The Company accounts for website development costs under Statement of Position 98-1 (SOP 98-1), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, and Emerging Issues Task Force Issue No. 00-2, Accounting for Website Development Costs. SOP 98-1 requires the capitalization of direct costs incurred in connection with developing or obtaining software for internal use, including external direct costs of materials and services and payroll and payroll-related costs for employees who are directly associated with and devote time to an internal-use software development project. Such capitalized costs are amortized on a straight-line basis over the software's economic useful life, which is the shorter of five years or the license period. Website developments costs are included in property and equipment (note
              3).

       (E)    PREPAID ROYALTIES AND ROYALTIES PAYABLE

              Prepaid royalties represent fees advanced under license agreements for the right to certain intellectual property, such as trademarks, copyrights, and characters. Minimum guaranteed royalty payments made pursuant to licensing agreements are recorded as an asset (prepaid royalties) upon payment. Once the related product is available for release, prepaid royalties are expensed at the contractual royalty rate as cost of product sales based on actual net product sales. Management evaluates the future realization of prepaid royalties, and charges to cost of product sales any amounts that management deems unlikely to be amortized at the contractual royalty rate through product sales. Prepaid royalties are classified as current assets based on estimated product sales within the next 12 months. During 2001, the Company determined that prepaid royalties related to certain products were impaired based on the Company's estimate of future product sales. Accordingly, the Company recognized an impairment charge of $449,141 to write off these prepaid royalties.

              Royalties payable represent amounts due under licensing agreements. Royalties are calculated at the contractual royalty rate as cost of product sales based on actual net product sales and are typically remitted on a quarterly basis.




                                       7                             (Continued)

                              ENCORE SOFTWARE, INC.
                             (Debtor-in-Possession)
                         Notes to Financial Statements
                       December 31, 1999, 2000, and 2001




       (F)    INTANGIBLE ASSETS

              Intangible assets include acquired software content and website domain names. Assets are stated at cost and amortized on the straight-line method based on the estimated useful life ranging from three to five years.

              The Company assesses the recoverability of these intangible assets by determining whether the amortization of the balances over their remaining life can be recovered through undiscounted future operating cash flows. The amount of impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. During 2001, the Company determined that certain intangible assets were impaired. Accordingly, the Company recognized a charge of $309,122 to write down these intangible assets to net realizable value.

              Intangible assets were $656,216 and $66,106 and related accumulated amortization was $184,571 and $20,000, respectively, as of December 31, 2000 and 2001.

       (G)    INCOME TAXES

              During 1999, the Company had elected to be treated as an S Corporation under Subchapter S of the Internal Revenue Code. As a result of this election, the stockholders of the corporation are taxed on the Company's income on their individual tax return. Therefore, no provision or liability for federal income taxes has been included in the 1999 financial statements. However, California imposes a corporate level tax on S Corporations.

              The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 specifies an asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements. Effective November 1, 2000, the Company elected to change its tax status from an S Corporation to a C Corporation for tax purposes.

       (H)    STOCK-BASED COMPENSATION

              The Company has a Stock Appreciation Rights Plan (SAR) to grant incentive units to key employees. Employees are selected to participate in the SAR Plan, as determined at management's discretion. The Company is authorized to grant 20,000 incentive units, of which 8,967 have been granted at December 31, 2001. All awards vest according to the terms set forth in each participant's written award agreement, subject to the SAR Plan's ten-year term.

              The Company accounts for the SAR Plan using the variable plan accounting prescribed by Accounting Principles Board (APB) Opinion No. 25 and FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award plans. Under APB No. 25, compensation cost is recognized for the increase in fair value of the incentive units over the employees' basis in those units proportionately over the employees' vesting period, which is generally five years. As of December 31, 2001, the total amount of accrued compensation expense for the Company's SAR plan was $254,757.




                                       8                             (Continued)

                              ENCORE SOFTWARE, INC.
                             (Debtor-in-Possession)
                         Notes to Financial Statements
                       December 31, 1999, 2000, and 2001




              In 1999, the Company implemented the 1999 Executive Stock Option Plan, which provides for the grant of incentive stock options. SFAS No. 123 Accounting for Stock-Based Compensation encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and provide pro forma net income disclosure for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, and provide the pro forma disclosure provisions of SFAS No. 123.

              The Company accounts for stock options and stock warrants issued to nonemployees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. The Company uses the Black-Scholes option pricing model to value options and warrants granted to nonemployees. The related expense is recorded over the period in which the related services are received.

       (I)    CONCENTRATION OF CREDIT RISK

              Certain financial instruments potentially subject the Company to credit risk. These financial instruments consist primarily of trade accounts receivable. The Company sells principally to distributors and major retailers. As of December 31, 2001, the Company had accounts receivable from one customer which approximate 29% of total accounts receivable. Revenues earned from this customer was 47% of net product sales for the year ended December 31, 2001.

              As of December 31, 2000, the Company had accounts receivable from two customers which approximate 18% and 40%, respectively, of total accounts receivable. Revenues for these customers were 18% and 53%, respectively, of net product sales for the year ended December 31, 2000.

              For the year ended December 31, 1999, revenues to three customers were 53%, 17% and 10%, respectively, of net product sales.

       (J)    SOFTWARE DEVELOPMENT COSTS

              Software development costs represent payments made to third party software developers for the development of the Company's software products and are expensed as incurred except for certain software development costs capitalized under Statement of Financial Accounting Standards No. 86, Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed. Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable. Technological feasibility for educational, entertainment and reference software has been established when a proven game engine technology exists evidenced by a working model. Technological feasibility is evaluated on a product-by-product basis.

              Software development costs are capitalized and then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater, commencing with the availability of each product, generally for a period of six




                                       9                             (Continued)

                              ENCORE SOFTWARE, INC.
                             (Debtor-in-Possession)
                         Notes to Financial Statements
                       December 31, 1999, 2000, and 2001




              months to twenty-four months. The Company evaluates the recoverability of software development costs and charges to expense any amounts that management deems unlikely to be recovered by future revenues.

              During 2001, the Company determined that capitalized software development costs related to certain products were impaired. Accordingly, the Company recognized a charge of $949,635 to write down capitalized software development costs in the accompanying 2001 financial statements. After consideration of the impairment charge in 2001, capitalized software development costs were $1,787,404 and $594,648 and the related accumulated amortization was $704,898 and $4,000, respectively, as of December 31, 2000 and 2001.

       (K)    USE OF ESTIMATES

              Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

       (L)    COMPREHENSIVE INCOME (LOSS)

              The Company does not have any components of comprehensive income or loss, and accordingly, the Company's comprehensive income or loss is the same as its net income or loss for the years ended December 31, 1999, 2000 and 2001.

       (N)    RECLASSIFICATIONS

              Certain reclassifications have been made to the December 31, 1999 and 2000 balances to conform to the December 31, 2001 presentation.

(2)    INVENTORIES

       Inventories consist of the following at December 31, 2000 and 2001:

                                                                  2000                      2001
                                                             -------------              -------------
      Packaging materials and components                     $   1,531,902                1,460,935
      Finished goods                                             2,020,181                  959,127
                                                             -------------              -------------
                                                             $   3,552,083                2,420,062
                                                             =============              =============



                                       10                            (Continued)

                              ENCORE SOFTWARE, INC.
                             (Debtor-in-Possession)
                         Notes to Financial Statements
                       December 31, 1999, 2000, and 2001



(3)    PROPERTY AND EQUIPMENT

       A summary of property and equipment at December 31, 2000 and 2001 is as follows:


                                                                         2000                    2001
                                                                    ------------              ---------
      Computer equipment                                           $     395,383                467,702
      Computer software                                                  113,936                703,150
      Furniture and fixtures                                              81,705                109,719
      Equipment                                                           79,003                143,026
      Website development costs                                          181,229                228,212
      Leasehold improvements                                             392,614                388,604
                                                                    ------------              ---------
                                                                       1,243,870              2,040,413
      Less accumulated depreciation and amortization                    (275,716)              (641,129)
                                                                    ------------              ---------

                                                                   $     968,154              1,399,284
                                                                    ============              =========


(4)    BANK LINE OF CREDIT

       The Company has a revolving line of credit agreement with a bank. The agreement provides for borrowings of up to $10,000,000, subject to eligible accounts receivable and inventory, for working capital and bears interest at the prime rate. The line of credit is guaranteed by all of the Company's assets. As of December 31, 2001, the Company had $8,154,519 of outstanding borrowings under the line of credit. The line of credit agreement contains certain financial covenants related to financial ratios, profitability and minimum levels of working capital and tangible net worth. At December 31, 2001, the Company was not in compliance with certain covenants, accordingly, the debt is classified as current. The line of credit agreement expires on April 20, 2003.

(5)    COMMITMENTS AND CONTINGENCIES

       The Company leases its operating and warehouse facilities under noncancelable operating leases extending through 2005. Total rent expense amounted to $202,000, $540,536, and $660,550 for the years ended December 31, 1999, 2000, and 2001 respectively.

       Future commitments for the year ended December 31, 2001 under these operating leases are as follows:


                                 2002                     $     720,390
                                 2003                           658,891
                                 2004                           658,891
                                 2005                           219,056
                                                           -------------
                                                          $   2,257,228
                                                           =============






                                       11                            (Continued)

                              ENCORE SOFTWARE, INC.
                             (Debtor-in-Possession)
                         Notes to Financial Statements
                       December 31, 1999, 2000, and 2001




       The Company is obligated under three capital lease agreements for computer software and equipment that expire on various dates through April 2006. At December 31, 2001, the gross amount of computer software and equipment is $590,197 and the related accumulated amortization is $35,674. Future minimum capital lease payments as of December 31, 2001 are:


      Year ending December 31:
          2002                                                                                       $     227,926
          2003                                                                                             227,926
          2004                                                                                             187,541
          2005                                                                                               9,324
          2006                                                                                               3,108
                                                                                                      -------------
               Total minimum lease payments                                                                655,825

          Less amounts representing interest                                                                81,064
                                                                                                      -------------
               Present value of net minimum capital lease payments                                         574,761

          Less current installments of obligations under capital leases                                    195,291
                                                                                                      -------------
               Obligations under capital leases, excluding current installments                      $     379,470
                                                                                                      =============



       In April 2000, the Company entered into an agreement to obtain licensing and distribution rights to educational software. The agreement provides for minimum guaranteed royalty payments to be made by the Company over the term of the agreement. The agreement expires on December 31, 2005. The following schedule represents the future minimum payments:

                               Year ending December 31:
                                     2002                                   $    1,600,000
                                     2003                                        1,530,000
                                     2004                                          900,000
                                     2005                                          270,000
                                                                              --------------

                                                                            $    4,300,000
                                                                              ==============



       For the year ended December 31, 2001, the Company paid and recorded as a charge to cost of product sales approximately $1,100,000 in minimum guaranteed payments under the software license and distribution agreement.

       CONTINGENCIES

       The Company is a party to various legal actions and claims arising in the normal course of business. In the opinion of management, the amount of ultimate liability with respect to these actions will not have a material adverse affect on the Company's financial position or results of operations.

(6)    INCOME TAXES

       Effective November 1, 2000, the Company changed its tax status from an S Corporation to C Corporation. Accordingly, the Company recognized deferred tax assets and liabilities related to the tax effects of differences between the carrying amounts of existing assets and liabilities and their respective tax bases as of the date of the change in status. Prior to the current year, income tax expense consisted of state income taxes only.




                                       12                            (Continued)

                              ENCORE SOFTWARE, INC.
                             (Debtor-in-Possession)
                         Notes to Financial Statements
                       December 31, 1999, 2000, and 2001




       Income taxes for 1999 and 2000 were comprised of state franchise taxes as an S Corporation. Due to the losses incurred by the Company as a C Corporation during 2001, the Company has no federal and state income taxes except for minimum state franchise taxes.

       Income taxes differs from the amount computed by applying the federal statutory tax rate of 34% to income before income taxes as shown below:


                                                                1999            2000         2001
                                                             ----------      ----------   ----------

       Computed expected income tax expense (benefit)        $  537,863        42,378    (4,066,240)
       State income taxes, net of federal income tax             27,999       (42,486)     (550,833)
           benefit
       Tax effect of S Corporation earnings                    (704,499)     (188,789)         --
       Tax effect of Math.com LLC losses                        166,636        77,593          --
       Deferred tax assets recognized on change of                 --        (308,012)         --
           tax status
       Other                                                       --            (228)         --
       Valuation allowance                                         --         453,206     4,617,073
                                                             ----------      ----------  ----------

                     Income taxes                            $   27,999        33,662          --
                                                             ==========      ==========  ==========


       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2001 are presented below:

                                                                                2000                     2001
                                                                           -------------            -------------
      Deferred tax assets:
        Inventories                                                       $      18,722                775,847
        Accounts receivable and sales returns and allowances                    232,826              2,180,816
        State income taxes                                                       11,445                     --
        Net operating loss carry-forwards                                            --              1,923,403
        Other                                                                   190,213                190,213
                                                                           -------------            -------------

                  Total gross deferred tax assets                               453,206              5,070,279

        Less valuation allowance                                               (453,206)            (5,070,279)
                                                                           -------------            -------------

                  Net deferred tax assets                                 $          --                     --
                                                                           =============            =============



       The Company has federal net operating loss carryforwards aggregating approximately $5,089,000 which expire in 2021. The net operating loss carryforwards may be subject to Section 382 of the Internal Revenue Code, which imposes annual limitations on their utilization. A valuation allowance has been recognized in 2001 to fully offset the tax benefit from these net operating loss carryforwards.


                                       13                            (Continued)

                              ENCORE SOFTWARE, INC.
                             (Debtor-in-Possession)
                         Notes to Financial Statements
                       December 31, 1999, 2000, and 2001




       In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. Based on the uncertainty surrounding the Company's ability to generate future taxable income over the periods in which the level of deferred tax assets are deductible, management has provided a full valuation allowance against net deferred tax assets.

(7)    STOCK OPTION PLAN

       Under the Company's 2000 Executive Stock Option Plan (the Plan), options can be granted from time to time for an aggregate of no more than 1,500,000 shares of common stock as determined by the board of directors. The Company grants options at an exercise price at the date of grant equal to or greater than the fair value of the Company's common stock as determined by the board of directors. The options vest over a period ranging from two to four years and are exercisable up to ten years from the date of grant.

       A summary of the activity of the Plan is as follows:


                                                                                     WEIGHTED-
                                                                                      AVERAGE
                                                                      SHARES       EXERCISE PRICE
                                                                  --------------   --------------
      Options outstanding at December 31, 1998                        82,000       $      0.01

      Grants                                                         265,000              1.87

      Exercised                                                       28,000              0.01
                                                                  --------------   --------------

      Options outstanding at December 31, 1999                       319,000              1.56

      Grants                                                         407,600              1.99

      Exercised                                                       54,100              0.01

      Canceled                                                       115,000              1.73
                                                                  --------------   --------------

      Options outstanding at December 31, 2000                       557,500              1.95

      Grants                                                         498,321              4.40

      Exercised                                                       20,000              1.87

      Canceled                                                        60,000              1.87
                                                                  --------------   --------------

      Options outstanding as of December 31, 2001                    975,821       $      3.21
                                                                  ==============   ==============



                                       14                            (Continued)

                              ENCORE SOFTWARE, INC.
                             (Debtor-in-Possession)
                         Notes to Financial Statements
                       December 31, 1999, 2000, and 2001




       The following table summarizes information regarding options outstanding and options exercisable at December 31, 2001:



                                                                    WEIGHTED-
                                                                     AVERAGE              OPTIONS
                                              OUTSTANDING AT        REMAINING           EXERCISABLE AT
                                                DECEMBER 31,    CONTRACTUAL LIFE         DECEMBER 31,
                    EXERCISE PRICE                 2001              (YEARS)                 2001
                    --------------            -------------     -----------------       --------------

                    $     1.87                   100,000               7.8                 100,000
                          1.95                   102,500               8.0                  25,625
                          2.00                   275,000               8.6                  68,750
                          4.40                   498,321               9.7                      --




       In connection with stock option grants in 2000, the Company determined that the fair value of its common stock exceeded the exercise price at the date of grant. Accordingly, the Company recorded unearned compensation of approximately $791,000. Unearned compensation is being amortized for financial reporting purposes over the vesting period of the options. The amount recognized as expense for the year ended December 31, 2000 and 2001 amounted to $296,817 and $234,227, respectively.

       Pro forma information regarding net income (loss) is required by SFAS No. 123 which also require that the information be determined as if the Company has accounted for its stock options under the fair value method of the statement. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income (loss) would have been changed to the pro forma amounts indicated below:


                                                                                            YEAR ENDED DECEMBER 31
                                                                      -------------------------------------------------------------
                                                                             1999                   2000                  2001
                                                                      ----------------        ----------------     ----------------
      Net income (loss) attributable to common
         stockholders:
            As reported                                               $    1,553,952               (178,442)          (13,577,210)
            Pro forma                                                      1,458,000               (354,000)          (13,888,000)



       The following assumptions were used to calculate the fair value of the stock option grants under the minimum-value method: risk-free interest rate of 5.3% in 1999, 6.1% in 2000, and 3.8% in 2001; no dividend yield; and an expected life of an option of four years.

       The weighted-average fair value of options granted to employees for the years ended December 31, 1999, 2000, and 2001 were $0.36, $0.43, and
       $0.62, respectively.

(8)    REDEEMABLE CONVERTIBLE PREFERRED STOCK

       In October 2000, the Company issued 75,000 shares of Redeemable Convertible Preferred Stock (Preferred Stock) for $7,500,000. Issuance costs associated with the Preferred Stock were $587,878 in 2000 and $30,113 in 2001. The Preferred Stock is convertible into Common Stock on or after November 1, 2002.


                                       15                            (Continued)

                              ENCORE SOFTWARE, INC.
                             (Debtor-in-Possession)
                         Notes to Financial Statements
                       December 31, 1999, 2000, and 2001




       The number of shares of Common Stock into which the Preferred Stock is convertible is equal to the original issue price of the Preferred Stock divided by the conversion price of $3.44 per share. The conversion of the Preferred Stock is at the option of the holder, however becomes mandatorily redeemable upon the closing of qualified initial public offering or sale transaction, as defined. The holders of Preferred Stock and Common Stock vote together as if they were one class.

       The holders of Preferred Stock are entitled to dividends or other distributions when and if declared by the board of directors in the same amount and manner as they would have been entitled to receive if the Preferred Stock were converted into Common Stock.

       The holders of Preferred Stock have a redemption option upon election by holders possessing at least 75% of the outstanding Preferred Stock under which the Company shall redeem the Preferred Stock for 200% of the original issue price. The Company recorded $269,421 in 2000 and $1,617,682 in 2001 related to the pro rata accretion of the preferred stock value to the redeemable amount. The redemption option shall become exercisable on October 30, 2005.

       In the event of a liquidation of the Company, the holders of Preferred Stock have liquidation preferences over common stockholders at 200% of the original issue price per share. If assets available for distribution are insufficient to pay the foregoing amounts in full, then the amounts payable to the holders of the preferred stock shall be calculated, pro rata, on the basis of each such holder's liquidation preference.

(9)    INSURANCE SETTLEMENT

       On February 28, 2000, the Company's leased warehouse in El Segundo, California was destroyed in a fire. There were $1,536,523 of assets on hand at the time of the fire. The Company's settlement from the insurance company was $1,838,519, of which $95,206 was a receivable at December 31, 2000. The Company recorded a gain of $301,996 as a result of the insurance settlement in 2000.

(10)   RESTATEMENT OF FISCAL 2000

       Subsequent to the issuance of the Company's 2000 financial statements, the Company's management determined that its financial statements as of December 31, 2000 and for the year then ended should be restated to address the matters discussed below.

       The Company concluded, based upon receipt of delayed reporting from its distributors and retailers, that its method of estimating product returns was inaccurate as of December 31, 2000. The revenues, product costs, distributor fees and royalty costs relating to product shipments to these customers have been restated in the accompanying financial statements to reflect an increase in estimated product returns. As a result, the 2000 financial statements have been restated from the amounts previously reported to reduce net sales by $407,360 and reduce related cost of sales by $112,450.

       The Company also determined that sales to one of its distributors were on a consignment basis and accordingly, the associated net sales to this distributor have been restated in the accompanying 2000 financial statements to reflect product sales only upon sell-through of the Company's product to the distributor's customer. As a result, the 2000 financial statements have been restated from the amounts previously reported to reduce net sales by $675,000, reduce related costs of sales by $344,250, and increase distribution fees by $112,000.


                                       16                            (Continued)

                              ENCORE SOFTWARE, INC.
                             (Debtor-in-Possession)
                         Notes to Financial Statements
                       December 31, 1999, 2000, and 2001




       The Company also determined that certain sales to another distributor were recognized prior to the point when title to the associated product passed to the distributor. As a result, the 2000 financial statements have been restated from amounts previously reported to reduce net sales by $234,000 and reduce related costs of sales by $139,000.

       The Company also determined that certain lease payments totaling $83,653 inadvertently capitalized within fixed assets as construction-in-progress should have been expensed as a charge to 2000 results of operations. As a result, the 2000 financial statements have been restated from the amounts previously reported to increase overhead costs by $83,653.

       The Company reevaluated the future realization of its net deferred tax assets in light of the restated pre-tax results of operations for 2000 and the Company determined that a full valuation allowance should have been recorded against the net deferred tax assets of $502,157 as of December 31, 2000. Accordingly, the 2000 financial statements have been restated from the amounts previously reported to increase income tax expense by $502,157.

       The Company determined that a pro rata accretion of the Preferred Stock value to the redemption value of $269,421 was not recorded in 2000. As a result, the 2000 financial statements have been restated from the amounts previously reported for the Preferred Stock accretion.

       A summary of the effects of the restatement is as follows:


                                                                                         FOR THE YEAR ENDED
                                                                                         DECEMBER 31, 2000
                                                                            --------------------------------------
                                                                              AS PREVIOUSLY
                                                                                REPORTED              AS RESTATED
                                                                            ---------------         --------------
      At December 31, 2000:
        Trade accounts receivable, net                                     $    8,647,626              7,219,266
        Inventories                                                             2,956,383              3,552,083
        Property and equipment, net                                             1,051,807                968,154
        Redeemable preferred stock                                              6,912,122              7,181,543
        Retained earnings                                                       1,783,901                 95,200

      For the year ended December 31, 2000:
        Net revenues                                                       $   34,252,001             32,823,641
        Cost of sales                                                          17,280,241             16,684,541
        Selling, general and administrative expenses                           15,726,860             16,040,329
        Income before income taxes                                              1,041,000                124,641
        Income tax expense (benefit)                                             (468,495)                33,662
        Net income                                                              1,509,449                 90,979
        Net income (loss) attributable to common stockholders                   1,240,028               (178,442)





                                       17                            (Continued)

                              ENCORE SOFTWARE, INC.
                             (Debtor-in-Possession)
                         Notes to Financial Statements
                       December 31, 1999, 2000, and 2001




(11)   SUBSEQUENT EVENTS

       In March 2002, the Company filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California (Bankruptcy Court). Under Chapter 11, certain claims against the Company in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while the Company continues business operations as Debtor-in-possession.

       The redemption provisions contained in the terms of the Preferred Stock were triggered and as a result, the preferred stockholders submitted their claim to redeem the stated liquidation value of the redeemable preferred stock with the Bankruptcy Court.

       Effective August 1, 2002, upon approval by the Bankruptcy Court, the Company closed on a transaction with Navarre Corporation (Navarre) pursuant to an Amended and Restated Asset Purchase Agreement between the Company and Navarre as of July 10, 2002, as amended by amendment No. 1 to the agreement as of July 31, 2002 (Sale Transaction). Navarre paid $6.7 million in cash and agreed to pay or assumed $2.1 million in debt which includes the Company's bank debt. Substantially all of the assets of the Company were sold including, certain fixed assets, intellectual property, inventory, receivables, and contract rights related to the Company's business. Navarre also assumed only certain specified liabilities from the Company.

       In connection with the Sale Transaction, the Company transferred certain of its lease obligations under leases related to its facilities and computer software and equipment and transferred its agreements to certain licensing and distribution rights to Navarre.

       The Bankruptcy Court will determine the ultimate distribution of cash remaining in the bankruptcy estate upon settlement between Navarre and the unsecured creditors of remaining amounts to be paid by Navarre. As of November 14, 2002, the Company is awaiting determination of the remaining cash and final settlement of all claims in the bankruptcy estate by the Bankruptcy Court.



                                       18